UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 11, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

General Motors to Sell Equity Stake in Isuzu Motors Ltd.
Will maintain strong strategic alliance

DETROIT - General Motors Corp. (NYSE: GM) today announced it would sell its
7.9 percent equity stake in Isuzu Motors Ltd. The commercial partnership between GM and Isuzu will continue.

The Isuzu shares held by GM will be sold to Isuzu's strategic business partners and major shareholders, Mitsubishi Corp., Itochu Corp. and Mizuho Corporate Bank.

GM currently holds a total of 90.09 million Isuzu shares. Based on a selling price of JPY 397 per share, GM expects to realize cash proceeds of about USD $300 million, which will be used to support the North American turnaround plan, finance future growth initiatives, strengthen the balance sheet and fund other corporate priorities.

"GM's 35-year relationship with Isuzu has been strong, and we look forward to our continued partnership," said Rick Wagoner, GM chairman and chief executive officer. "We will maintain our strategic relationships with Isuzu in the many different areas of cooperation we have established over the years. At the same time, GM will take another step to enhance our liquidity position."

GM has held an equity stake in Isuzu since 1971, when it purchased approximately 34 percent of the Isuzu shares outstanding. Between 1971 and 1998, GM increased its stake to 49 percent from 34 percent. In 2002 as part of the Isuzu restructuring, GM cancelled shares related to its 49 percent stake and invested fresh capital of $500 million primarily for the purchase of certain strategic commercial assets and for a new equity stake of 12 percent in Isuzu. Between 2002 and 2005 GM's stake in Isuzu was diluted from 12 percent to the current 7.9 percent, due to conversion of Isuzu's convertible bonds.

Over the last 35 years, the companies have been involved in various joint projects in product development, advanced technology, global purchasing and supply chain management, and product distribution. Among the successful collaborations that will continue are the following:

    o Midsize pickup truck assembly and distribution in Asia Pacific, Latin America, Africa, and the Middle East
    o Development and manufacturing of diesel engines for passenger cars in Europe
    o Development and manufacturing of diesel engines for full-size pickups in the United States
    o  Commercial vehicle design, engineering and manufacturing

The sale of GM's equity stake in Isuzu, including cash proceeds received and any potential gain on sale, will be recorded in the second quarter. GM expects a pre-tax gain on the sale of approximately $300 million from this transaction as GM's book base was written-down to zero in 2002.

General Motors Corp the world's largest automaker, has been the global industry sales leader for 75 years. Founded in 1908, GM today employs about 327,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2005, more than 9 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM operates one of the world's leading finance companies, GMAC Financial Services, which offers automotive, residential and commercial financing and insurance. More information on GM can be found at www.gm.com.

Forward-Looking Statements
In this press release and in related comments by General Motors' management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. These forward-looking statements include GM's intended use of the net proceeds from the sale of the Isuzu shares. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable when made, these statements are not guarantees of any events or financial results, and GM's actual results may differ materially due to numerous important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the selling price per share of the Isuzu shares sold by GM; GM's ability to effect the sale of the shares at levels and times planned by management; changes in currency exchange rates; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application; changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations; and the occurrence of unforeseen events or changed business conditions which could result in application of the net proceeds from the sale of the Isuzu shares in a manner other than as described in this press release or in related comments by GM's management.

Investors are cautioned not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.



                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  April 11, 2006                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)